TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Wild Oats Markets, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2005

TO OUR STOCKHOLDERS:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Wild Oats Markets, Inc. (the "Company"), will be held on May 17, 2005 at 2:00 p.m. local time at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado. At the meeting, the Company’s stockholders will act on the following items:

1.	Election of directors to hold office until the Annual Meeting of Stockholders in the year 2008.
2.	Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.
3.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

All holders of record of shares of Wild Oats Markets, Inc. common stock at the close of business on March 18, 2005, are entitled to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Boulder, Colorado	Freya R. Brier
March 31, 2005	Vice President and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE BY PHONE, INTERNET OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY PHONE OR INTERNET, FOLLOWING THE INSTRUCTIONS ON YOUR BALLOT. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING WILD OATS MARKETS, INC., INCLUDING A COPY OF THE FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 2005, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: INVESTOR RELATIONS, WILD OATS MARKETS, INC., 3375 MITCHELL LANE, BOULDER, COLORADO 80301, OR ACCESS THE INFORMATION THROUGH OUR WEB SITE (www.wildoats.com), WE THANK YOU FOR SUPPORTING OUR COST AND ENVIRONMENTAL IMPACT REDUCTION EFFORTS.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	4
Who Can Vote at the Meeting?	4
How Do I Vote?	4
Who Pays for the Proxies?	5
How Does a Proposal Get on the Ballot?	5
How Can a Shareholder Communicate with the Board?	5

PROPOSAL 1 - ELECTION OF DIRECTORS	6
Nominee for Election for a Three-Year Term Expiring at the 2008 Annual Meeting	7

Board Recommendation
7
Directors Continuing in Office until the 2006 Annual Meeting	7
Directors Continuing in Office until the 2007 Annual Meeting	8

BOARD COMMITTEES AND MEETINGS	9
The Audit Committee	9
The Compensation Committee	9
The Real Estate Committee	9
The Nominating Committee	10

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	11
2004 Audit Committee	11

INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS	11

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS	12

Board Recommendation
12

INFORMATION ON MANAGEMENT AND CERTAIN SECURITY HOLDERS	13
Executive Officers	13
Management Indebtedness	14
Transactions with Management	14
Section 16(a) Beneficial Ownership Reporting Compliance	14
Security Ownership of Certain Beneficial Owners and Management	15

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	16
Compensation of Directors	16
Director Option and RSU Grants for Fiscal 2004	17
Compensation of Executive Officers	18
Summary Compensation Table	18
Executive Officer Option Grants for Fiscal 2004	18
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	19
Employment Agreements	19
Executive Severance Agreements	20

EQUITY COMPENSATION PLAN INFORMATION	21
Securities Authorized for Issuance Under Equity Compensation Plans	21
Equity Compensation Plans Adopted Without the Approval of Security Holders	21

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	22
Base Salary	22
Bonuses	23
Stock Option Grants	23
Deferred Compensation Plan	23
CEO Compensation	23
Section 162(M) of the Internal Revenue Code	24
2004 Compensation Committee	24
Compensation Committee Interlocks and Insider Participation	24

PERFORMANCE CHART	25

OTHER MATTERS	25

PROXY STATEMENT

Wild Oats Markets, Inc.

3375 Mitchell Lane

Boulder, CO 80301

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Wild Oats Markets, Inc. to be held on May 17, 2005 at 2:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 2005, to all stockholders entitled to vote at the Annual Meeting.

WHO CAN VOTE AT THE MEETING?

Only holders of record of common stock at the close of business on March 18, 2005, will be entitled to notice of, and to vote at the Annual Meeting. At the close of business on March 18, 2005, we had outstanding and entitled to vote 28,560,778 shares of common stock. Each holder of record of common stock on such date has one vote for each share held on all matters to be voted upon at the Annual Meeting.

To hold the meeting, we must have a "quorum," or majority of the aggregate voting power of the common stock as of March 18, 2005, present in person or by proxy. As of March 18, 2005, 28,560,778 shares of common stock were outstanding. A quorum will be established if 14,280,389 shares are represented by person or proxy at the meeting. All votes are counted by the inspector of election appointed for the meeting, who will separately count affirmative and negative votes, abstentions and broker non-votes. Abstentions are counted as negative votes for purposes of the vote count. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

HOW DO I VOTE?

There are four different ways that those who are stockholders as of close of business on March 18, 2005, can cast their vote this year. You may cast your vote by:

1.

Telephone, using the toll-free number listed on each proxy card (if you are a stockholder of record) or vote instruction card (if your shares are held by a bank or broker). Telephonic votes may be cast through 12:00 p.m. (noon) Eastern Time on May 16, 2005;

2.	The Internet, at the address provided on each proxy or vote instruction card. Internet votes may be cast through 12:00 p.m. (noon) Eastern Time on May 16, 2005;
3.

Marking, signing, dating and mailing each proxy or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals; or

4.

Attending the annual meeting (if your shares are registered directly in your name on Wild Oats’ books and not held through a broker, bank or other nominee). Please note, however, that if a broker, bank or other nominee is the record holder of your shares (i.e. the shares are held in "street name") and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

If you are the registered stockholder (that is, if you hold your stock in your name), you can vote by telephone or electronically through the Internet by following the instructions provided on the proxy card.

If your shares are held in street name (that is, in the name of your broker), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your proxy or vote instruction card to determine whether you will be able to vote by telephone or electronically.

You can revoke a previously given proxy at any time before it is voted. You may revoke your proxy by filing a written notice of revocation of proxy with the Corporate Secretary of Wild Oats at our executive offices at 3375 Mitchell Lane, Boulder, Colorado 80301. You can also revoke your proxy by casting a vote by mail, telephone or via the Internet received at a later date than the original proxy. Attending the Annual Meeting and voting in person may also revoke the proxy, but attendance at the meeting will not, by itself, revoke a proxy. The latest-dated, properly completed proxy that you submit whether by mail, telephone or Internet will count as your vote.

WHO PAYS FOR THE PROXIES?

We will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Wild Oats Markets, Inc. common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

HOW DOES A PROPOSAL GET ON THE BALLOT?

We intend to hold our 2006 Annual Meeting on or around May 1, 2006. Any stockholder desiring to present a proposal for inclusion in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders of the Company must present the proposal to the Company not later than November 9, 2005. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s Proxy Statement for the 2006 Annual Meeting. Shareholder recommendations for nominees for election to the Board of Directors must be received by the Corporate Secretary not less than 210 days prior to the anniversary date of the Company's most recent annual meeting of shareholders. See "Board Committees and Meetings - The Nominating Committee" for a more detailed description of this procedure.

HOW CAN A SHAREHOLDER COMMUNICATE WITH THE BOARD?

Shareholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 3375 Mitchell Lane, Boulder, Colorado 80301. To communicate with any of our directors electronically, shareholders should go to our Company Web site at www.wildoats.com. Click on "Investor Relations/Contact the Board," and you will open an on-line form that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our Web site in order to send your message.

All communications received as described above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors, or a message that would be better addressed by one of our staff members. Any inquiries that relate to advertising, promoting a product or service, or patently offensive material will not be forwarded. Communications regarding daily operations of Wild Oats Markets will be forwarded to the appropriate Company employee. All other communications will be forwarded to the addressee promptly. In the case of communications to the Board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

The Company requires attendance by our Chairman of the Board at all Annual Meetings of Shareholders. The Company does not require, but strongly urges attendance by members of the Board of Directors at our Annual Meeting. All Directors attending our Annual Meeting of Shareholders will be available to answer relevant shareholder questions.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors (the "Board") represents the interest of all stockholders in perpetuating our business for the most favorable results, and for ensuring that the Company operates in accordance with its mission and values and its Code of Business Ethics. This is an active responsibility. The Board has the responsibility to ensure that management is executing its responsibilities, and to regularly monitor the effectiveness of management policies and decisions, including the execution of strategies.

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Persons elected by a majority of the remaining directors may fill vacancies on the Board. A director appointed by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. In January 2004, the Board acted to decrease the number of seats on the Board from nine seats to eight seats. In December 2004, the Board acted to increase the number of seats on the Board from eight seats to nine seats. Effective December 20, 2004, the Board appointed Robert G. Miller to fill the newly created seat, with his term expiring at our annual meeting in May 2006. Mr. Miller was approved to act as the non-executive Chairman of the Board, and will serve as a member of the Audit Committee of our Board of Directors.

In February 2005, Ann-Marie Austin Stephens resigned from the Board, and the Board acted to decrease the number of seats on the Board from nine to eight seats. The Board of Directors is presently composed of eight members. There is one director whose term of office expires in 2005. The nominee for election is currently a director of the Company. If elected at the Annual Meeting, the nominee would serve until the 2008 Annual Meeting and until the nominee’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that a nominee is unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee as we may propose. The person nominated for election has agreed to serve if elected, and we have no reason to believe that the nominee will be unable to serve. Set forth below is biographical information for the person nominated for re-election in May 2005, and for each person whose term of office as a director will continue after the Annual Meeting.

The current directors of the Company, including the nominee for election, and certain information about them as of March 8, 2005, are set forth below:

Name	Age	Principal Occupation / Employment	Term Expiration

Robert G. Miller	61	Chairman of the Board; Chairman of the Board, Rite Aid Corporation	2006
Stacey J. Bell	53	Senior Innovations Scientist, Ideasphere, Inc.	2007
David M. Chamberlain	61	CEO and Chairman of The Stride Rite Corporation	2006
Brian K. Devine	63	Chairman of Petco Animal Supplies, Inc.	2007
David J. Gallitano	57	President of Tucker, Inc.	2005
Perry D. Odak	59	CEO and President of Wild Oats Markets, Inc.	2006
Mark A. Retzloff	56	President and Chief Organic Officer of Aurora Organic Dairy	2006
John A. Shields	61	Former Chief Executive Officer, First National Supermarkets, Inc.	2007

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

David J. Gallitano has served as a Director for the Company since January 30, 2003, and is Chairman of the Audit Committee. Mr. Gallitano is President of Tucker, Inc., a private investment and advisory firm. Mr. Gallitano was Chairman, Chief Executive Officer and President of APW Ltd., a global contract manufacturing company of technical equipment from March 2003 through February 2005. Mr. Gallitano was the Chairman and Chief Executive Officer of Columbia National, Inc. from May 1993 until June 2002. Mr. Gallitano was an Executive Vice President at PaineWebber Incorporated, where he headed the company's Principal Transactions Group from December 1986 through May 1993. Mr. Gallitano also served as President and Chief Executive Officer of the General Electric Mortgage Capital Corporation from January 1984 through December 1986.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Robert G. Miller was appointed to the Board and was elected as its Chairman in December 2004. Mr. Miller has been Chairman of the Board of Rite Aid Corporation since December 1999. Mr. Miller was also the Chief Executive Officer of Rite Aid Corporation from December 1999 until June 2003. Previously, Mr. Miller served as Vice Chairman and Chief Operating Officer of The Kroger Company, a retail food company. Mr. Miller joined Kroger in March 1999, when The Kroger Company acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the acquisition, he served as Chief Executive Officer of Fred Meyer, Inc. Mr. Miller also serves as a director of Harrah's Entertainment, Inc.

David M. Chamberlain has been a Director of the Company since July 1994, and was the Vice-Chairman of the Board of the Company from July 1996 through May 2004. Mr. Chamberlain has held the positions of Chairman and Chief Executive Officer of The Stride Rite Corporation since November 1999. Mr. Chamberlain held the positions of President, Chairman and Chief Executive Officer of Genesco, Inc., a shoe wholesaler/retailer company, from October 1994 through January 1997, and was the Chairman of its board of directors until November 1999.

Perry D. Odak has been the Chief Executive Officer, President and a Director of the Company since March 2001. Mr. Odak was with Ben & Jerry’s Homemade, Inc. from January 1997 through January 2001, as Chief Executive Officer, President and Director. From 1990 though 1996, Mr. Odak was a principal in Odak, Pezzani & Company, a private management consulting firm. In March 2005, Mr. Odak joined the Board of Directors of Friendly Ice Cream Corporation. Mr. Odak was given an Honorary Doctor of Science degree from the State University of New York in May 2001.

Mark A. Retzloff has served as a Director of the Company since January 2003. Mr. Retzloff currently serves as President, Chief Organic Officer and a director of Aurora Organic Dairy. As co-founder of Horizon Organic Dairy in 1991, Mr. Retzloff served in several capacities within the company, including Chairman, President, Vice President of Sales and Marketing, Senior Vice President of Corporate Development and President of the company's international business, until his resignation in August 2002. Mr. Retzloff also served as President, Chief Executive Officer and Chairman of the Board of Alfalfa's Markets, Inc., a chain of natural food markets merged with Wild Oats in 1996, from its founding until 1991. Mr. Retzloff has received numerous industry awards, including the Organic Trade Association's 2002 Organic Leadership Award for outstanding individual achievement. He currently serves on the boards of Greenmont Capital Partners, Under the Canopy and Rapunzel Pure Organics, as well as several nonprofit organizations.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

Dr. Stacey J. Bell has served as a Director of the Company since December 2002. Since June 2004, Dr. Bell has been employed as Research and Development, Senior Innovations Scientist by Ideasphere, Inc., a manufacturer of vitamins and supplements. Dr. Bell has also acted as an independent consultant to the food and supplements industries on product development and formulation issues. From September 2002 through February 2004, Dr. Bell served as Vice President of Medical Research and Education at Zone Labs (formerly known as Sears Labs) in Marblehead, Massachusetts. From June 1999 through November 2001, Dr. Bell was employed by Functional Foods, LLC and Functional Foods, Inc., where Dr. Bell was responsible for development of products for use in the treatment of human disease and conditions. During the first half of 1999, Dr. Bell was employed by Medical Foods, Inc., where she was engaged in the development of food products for use in the treatment of people with chronic disease. From 1987 through 1998, Dr. Bell conducted clinical research trials for the New England Deaconess Hospital and Harvard Medical School.

Brian K. Devine has been a Director of the Company since October 1997. Mr. Devine is Chairman of Petco Animal Supplies, Inc., and has been with Petco since August 1990. Prior to joining Petco, Mr. Devine was President of Krause’s Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 to 1988, Mr. Devine held several positions with Toys "R" Us, including Senior Vice President, Director of Stores. Currently, Mr. Devine serves on the board of the Retail Industry Leaders Association, National Retail Federation, Students in Free Enterprise, Georgetown University Board of Regents, Georgetown University’s College Board of Advisors, San Diego Padres and the San Diego International Sports Council.

John A. Shields has been Chairman of the Board of the Company since July 1996. From June 1995 to July 1996, Mr. Shields was a member of the board of directors of Alfalfa’s, Inc., which merged with the Company in 1996. He was Chairman of the Board of Homeland Stores, Inc. from October 1997 to October 2001. From January 1994 through December 1997, he was Chairman of the Board of Delray Farms Markets, a chain of produce, meat and deli markets. From 1983 until 1993, Mr. Shields was President and Chief Executive Officer of First National Supermarkets. He is currently a director of Shore Bank and Trust Company.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended January 1, 2005, the Board of Directors held seven meetings. The Board has an Audit Committee, a Compensation Committee, a Real Estate Committee and a Nominating Committee. During fiscal 2004, all directors but Ms. Austin-Stephens, who resigned in February of 2005, attended at least 75% of the meetings of the Board and each committee of the Board on which the directors served. Seven members of the Board attended the Annual Meeting for fiscal 2004.

THE AUDIT COMMITTEE

The Audit Committee consists of David Gallitano, Robert Miller and John Shields. Mr. Miller joined the Audit Committee in December 2004. Mr. Gallitano serves as Chairman of the Audit Committee. Mr. Gallitano and the other members of the Audit committee are independent, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers. The Board of Directors has determined that David Gallitano qualifies as an "audit committee financial expert" as the term is used in Item 401(h)(2) of Regulation S-K. See Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting for a biography of Mr. Gallitano. The Board of Directors adopted an amended and restated Audit Committee Charter in fiscal 2003, and modified such Charter in 2004 to conform the language thereof to certain regulations of the Nasdaq National Marketplace Rules.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as oversight of the preparation of its financial statements. The Audit Committee reviews accounting policies and reports, appoints the Company’s independent public accountants and meets with such accountants to discuss audit results and issues related to audit services. The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. During fiscal 2004, the Audit Committee met with the Company’s independent accountants, Ernst & Young LLP, on four occasions outside the presence of the Company’s management and staff to discuss the Company’s accounting procedures and policies. In fiscal 2004, the Audit Committee held eight meetings.

THE COMPENSATION COMMITTEE

The Compensation Committee consists of David Chamberlain, David Gallitano and Dr. Stacey Bell. Mr. Chamberlain serves as the Committee’s Chairman. The Committee is responsible for setting the policies that govern executive compensation, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance and compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company, based upon a variety of factors, including the achievement of corporate goals, individual performance and comparisons with other independent grocers and retail companies. See Executive Compensation - Report of The Compensation Committee. In fiscal 2004, the Compensation Committee held six meetings.

THE REAL ESTATE COMMITTEE

The Real Estate Committee consists of Brian Devine, John Shields and Mark Retzloff, with Mr. Devine serving as its Chairman. The Real Estate Committee reviews proposed locations for the Company’s stores, discusses site criteria and approves the execution of leases for new and relocation sites. In fiscal 2004, the Real Estate Committee held four meetings.

THE NOMINATING COMMITTEE

The Nominating Committee was created in January 2004 and consists of John Shields, David Chamberlain and Brian Devine. The Nominating Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board, and advises the Board with respect to the composition of the Board and its committees. The Nominating Committee implements the Board’s Policies and Procedures for Corporate Governance, and conducts annual evaluations by Board members of overall Board performance and effectiveness. The Board of Directors has determined that each member of the Committee is independent as defined in NASD Rule 4200(A)(15), and qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. ("NASDAQ"). The Nominating Committee’s Charter is posted on the Company’s Web site at www.wildoats.com. In fiscal 2004, the Nominating Committee held five meetings.

There have been no material changes to the procedures by which security holders may recommend nominees since the last disclosure of such procedures in the definitive Proxy Statement for our Annual Meeting held on May 6, 2004. The Nominating Committee will give consideration to any director candidates recommended by shareholders or groups of shareholders holding 5% or more of the outstanding voting stock of the Company. The Nominating Committee will also review nominations submitted by shareholders holding less than 5%, but is under no obligation to formally consider such nominations. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

  The name of the shareholder or group of shareholders making the recommendation, and evidence of the person's or group’s ownership of Company stock, including the number of shares owned and the length of time of ownership;
  The name of the candidate;
  The candidate's resume or a listing of his or her qualifications to be a director of the Company; and
  The candidate’s consent to be named as a director if selected by the Nominating Committee, nominated by the Board and approved by the shareholders.

The shareholder recommendation and information described above must be sent by U.S. mail, postage prepaid, to the Board c/o Corporate Secretary, at 3375 Mitchell Lane, Boulder, Colorado 80301 and must be received by the Corporate Secretary not less than 210 days prior to the anniversary date of the Company's most recent annual meeting of shareholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate's specific experiences and skills in relation to the needs of the Board and the Company and the skills and experiences of current Board members, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds, experience, gender and race, with an emphasis on retail experience.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on the Board. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Current members of the Board will also be asked to interview a candidate for the Board and to provide input on whether such candidate is suitable for the position.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards, No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. This statement requires that the Audit Committee and the independent accountants discuss issues including the auditors’ responsibility, the Company’s significant accounting policies, the estimates made by the Company and the bases therefore, significant audit adjustments, disagreements with management over accounting principles, and any significant difficulties encountered in performing the audit. The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed independence of the Company’s public accountants with Ernst & Young LLP and confirmed such independence. Based on the Audit Committee’s review of the audited financial statements and the Audit Committee’s discussions with management about the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 1, 2005 be included in the Company’s Annual Report filed on Form 10-K.

2004 AUDIT COMMITTEE

David J. Gallitano, Chairman

Robert G. Miller

John A. Shields

INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, registered public accounting firm audited our accounts for the fiscal year ended January 1, 2005. We announced the engagement of Ernst & Young LLP on March 8, 2004, as our independent registered accountants for the fiscal year ending January 1, 2005.

On January 30, 2004, PricewaterhouseCoopers LLP declined to stand for reelection as the independent accountants of Wild Oats Markets, Inc. The reports of PricewaterhouseCoopers LLP on the financial statements for fiscal years ended December 28, 2002 and December 27, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the fiscal years ended December 28, 2002 and December 27, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the fiscal years ended December 28, 2002 and December 27, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

	Ernst & Young		PricewaterhouseCoopers		TOTAL

	2004	2003	2004	2003	2004	2003

Audit Fees (1)	$504,500	-	$505,200	$445,000	$1,009,700	$445,000
Audit Related Fees (2)	21,000	-	57,100	57,000	78,100	57,000
Tax Fees (3)	-	-	15,750	38,000	15,750	38,000

	$525,500	-	$578,050	$540,000	$1,103,550	$540,000

__________________

(1) Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, and with regard to Ernst & Young, are agreed amounts for such fiscal 2004 events, regardless of when paid. In 2004, this category included fees relating to issuance of convertible debentures, registration statement filings on Forms S-8 and S-3 and fees for professional services rendered by Ernst and Young for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2) Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in "Audit Fees." In 2004 and 2003, this category included fees for the audit of past administrative practices in the Company's 401(k) plan and store sales audit services as required by certain store leases.

(3) Tax Fees for professional services included research assistance in Canadian tax issues.

Pre-approval Policies and Procedures. The Charter of the Audit Committee requires that the Audit Committee evaluate the independence of the Company’s independent auditors and review and pre-approve all non-audit services to being rendered by our outside auditors. The Audit Committee requires that management and the outside accountants bring to its attention all such proposed non-audit services. The Audit Committee pre-approved all non-audit services. The Audit Committee has considered whether the provision of these services is compatible with the maintenance of the independence of Ernst & Young LLP and PricewaterhouseCoopers LLP, and has determined that providing these services has not undermined their independence.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee, on behalf of the Board of Directors, has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, and has further directed that we submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Approval of the selection of independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

INFORMATION ON MANAGEMENT AND CERTAIN SECURITY HOLDERS

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the Executive Officers of the Company as of March 1, 2005.

Name	Age	Position

Perry D. Odak (1)	59	President and Chief Executive Officer

Bruce M. Bowman	52	Senior Vice President, Business Development

Freya R. Brier	47	Senior Vice President, Real Estate, General Counsel and Corporate Secretary

Edward F. Dunlap	49	Chief Financial Officer and Senior Vice President Store Operations

Stephen P. Kaczynski	51	Senior Vice President, Sales and Merchandising

Peter F. Williams	47	Vice President, Human Resources

____________________

(1) See Directors Continuing in Office Until the 2006 Annual Meeting for a biography of Mr. Odak.

Bruce M. Bowman joined the Company as Senior Vice President of Technology and Logistics in May 2001 and was named Senior Vice President, Operations in September 2001. In August 2004, Mr. Bowman was named Senior Vice President, Business Development. Prior to joining the Company, Mr. Bowman was Senior Director of Operations (August 1995 to January 2001) and COO (June 1996 to January 2001) at Ben & Jerry’s Homemade, Inc., a multi-national frozen dessert marketer and manufacturer. Prior to Ben & Jerry’s, Mr. Bowman was Senior Vice President of Operations (April 1991 to August 1995) at Tom’s Foods, Inc., a food manufacturing company, and held numerous other senior positions at Tom’s Foods, Inc. from 1985 to 1991.

Freya R. Brier joined the Company as General Counsel in December 1996 and was named Vice President, Legal in July 1997. In August 2004, Ms. Brier was named Senior Vice President, Real Estate. Ms. Brier was Assistant Secretary of the Company from 1997 through 2001, and Secretary since August 2001. Ms. Brier was named Chief Ethics Officer in October 2002. Ms. Brier was Corporate Counsel for Synergen, Inc. from January 1993 through January 1995, and a legal consultant to Amgen, Inc. from February 1995 to November 1996. Prior to joining Synergen, Ms. Brier was a partner with the Denver law firm of Holme Roberts & Owen LLP.

Edward F. Dunlap joined the Company as Chief Financial Officer in December 2001. In August 2004, Mr. Dunlap was named Senior Vice President of Store Operations. Mr. Dunlap was with GAP, Incorporated from May 1996 through November 2001, most recently as Vice President and Finance Director-Europe, and prior to that as Vice President - Finance and International Business Development. From 1994 to 1996, Mr. Dunlap was Vice President, Planning and Business Development for R.J. Reynolds Tobacco Worldwide and from November 1985 to September 1994 was with PepsiCo Inc., most recently as Vice President Finance and Chief Financial Officer of the European Division.

Stephen P. Kaczynski joined the Company as Senior Vice President, Sales and Merchandising in April 2001. Prior to joining the Company, Mr. Kaczynski was employed by Giant Food Stores, Inc., a division of Ahold U.S.A, from 1996 through 2000, most recently as Executive Vice President of Sales and Marketing. In such capacity, Mr. Kaczynski was responsible for promotions, merchandising, pricing, procurement and media, both print and electronic. Commencing in 1990 and continuing through 1995, Mr. Kaczynski was employed by Edwards, a division of Giant Foods, most recently holding vice president positions in each of Perishables and Meat/Seafood.

Peter F. Williams joined the Company as Vice President, Human Resources in December 1997. Prior to joining the Company, Mr. Williams was with Boston Chicken, Inc., serving most recently as Senior Director of Human Resources from 1993 to April 1997. Prior to joining Boston Chicken, Mr. Williams was Vice President of Human Resources for S&A Restaurant Corporation overseeing the human resource functions for Steak and Ale and Bennigan’s restaurants.

MANAGEMENT INDEBTEDNESS

In March 2001, as part of his employment arrangement with the Company, Perry Odak, the Company’s Chief Executive Officer, President, and a member of the Board of Directors, purchased 1,332,649 shares of common stock for $6.969 per share for an aggregate purchase price of $9.28 million. Payment of $0.01 per share was made on the purchase date, the balance being paid by delivery of a full recourse, five-year promissory note from Mr. Odak to the Company, which has been reflected on our balance sheet in stockholder’s equity as "note receivable, related party".

TRANSACTIONS WITH MANAGEMENT

The Company filed a shelf registration statement covering resales of debentures and the common stock issuable upon conversion thereof that is currently in the review phase with the Securities and Exchange Commission. The Board of Directors has expressed its intent to include Mr. Odak’s shares of the Company’s common stock, described above in Management Indebtedness, by future amendment to the shelf registration statement. The Stock Purchase Agreement between the Company and Mr. Odak does not provide for such piggyback registration of Mr. Odak’s shares as a matter of right under these circumstance, but does provide that the Board can be relieved of its obligation to register such shares for any reason by providing notice of such determination to Mr. Odak. Mr. Odak has informed the Board that his request to register his shares with the shelf registration statement is a matter of convenience, and not evidence of present intent to sell such shares.

Mark A. Retzloff is a current member of the Company’s Board of Directors, and sits on its Real Estate Committee. Mr. Retzloff is Chief Organic Officer of Aurora Organic Dairy, which derives 8% of its total revenues from sales of organic milk to the Company under the Company’s private label brand. Mr. Retzloff also sits on the board of Rapunzel Pure Organics, which sells products to the Company. A majority of these purchases are made primarily through our primary distributor, United Natural Foods, Inc. and therefore are indirect in nature. These costs are all for inventory and the related costs of goods sold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. In fiscal 2004, the Company timely filed all reports required under Section 16(a) of the Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our common stock as of February 28, 2005 by: (i)  the executive officers named under Compensation of Directors and Executive Officers in the Summary Compensation Table; (ii) each director; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. All share amounts have been adjusted for 3-for-2 splits of the common stock in January 1998 and December 1999.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent Beneficially Owned (%) (2)

T. Rowe Price Associates, Inc (3)	2,709,500	9.5%
100 E. Pratt Street, Baltimore, MD 21202

State Street Research & Management Company (4)	2,225,850	7.8%
One Financial Center, 31st Floor, Boston, MA 02111-2690

Wellington Management Company, LLP (5)	2,164,040	7.6%
75 State Street, Boston, MA 02109

S.A.C. Capital Advisors, LLC (6)	1,824,593	6.4%
S.A.C. Capital Management, LLC
Steven Cohen
72 Cummings Point Road, Stamford, CT 06902

The TCW Group, Inc. (7)	1,660,126	5.8%
865 South Figueroa Street, Los Angeles, CA 90017

Massachusetts Financial Service Company (8)	1,437,570	5.0%
500 Boylston Street, Boston, MA 021116

Perry D. Odak (9)	1,450,747	5.1%
3375 Mitchell Lane, Boulder, CO 80301

Robert G. Miller (10)	9,654	*
Stacey J. Bell (11)	42,416	*
David M. Chamberlain (12)	139,991	*
Brian D. Devine (13)	105,059	*
David J. Gallitano (14)	45,432	*
Mark A. Retzloff (15)	50,130	*
John A. Shields (16)	403,744	1.0%
Bruce M. Bowman (17)	215,969	*
Freya R. Brier (18)	127,644	*
Edward F. Dunlap (19)	144,237	*
Stephen P. Kaczynski (20)	171,941	*
Peter F. Williams (21)	80,672	*
All executive officers and directors as a group (13 persons) (22)	2,980,623	10.4%

____________________

*	Less than one percent.
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership information is based on most recent Form 3, 4 and 5 and 13D and 13G filings with the Securities and Exchange Commission and reports made directly to the Company. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of February 28, 2005, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Percentage of ownership is based on 28,560,698 common stock outstanding as of February 28, 2005.
(3)

Consists of 2,709,500 shares of which the holder has sole voting power over 797,900, and sole dispositive power over the full number of shares. Price Associates disclaims that it is the beneficial owner of such securities.

(4)	Consists of 2,225,850 shares of which the holder has shared voting and shared dispositive power. State Street disclaims that it is the beneficial owner of such securities.
(5)	Consists of 2,164,040 shares of which the holder has shared voting power over 1,507,800, and shared dispositive power over 2,094,040.
(6)

Consists of 1,824,593 shares over which each of SAC Capital Advisors and SAC Capital Management have shared voting and shared dispositive power. The entities and Mr. Cohen claim that Mr. Cohen controls each entity and disclaim beneficial ownership of such securities.

(7)	Consists of 1,660,126 shares of which the holder has shared voting and shared dispositive power.
(8)	Consists of 1,437,570 shares of which the holder has sole voting and dispositive power.
(9)	Consists of 1,332,649 shares and 118,098 of shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Odak.
(10)	Consists of 9,654 restricted stock units that are exercisable within 60 days of February 28, 2005, held by Mr. Miller.
(11)	Consists of 42,416 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Dr. Bell.
(12)	Consists of 30,642 shares held by Mr. Chamberlain and 109,349 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 28, 2005.
(13)	Consists of 105,059 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Devine.
(14)	Consists of 1,000 shares and 44,432 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Gallitano.
(15)	Consists of 10,000 shares and 40,130 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Retzloff.
(16)	Consists of 83,193 shares and 320,551 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Shields.
(17)	Consists of 19,751 shares and 196,188 shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Bowman.
(18)	Consists of 4,345 shares and 123,299 shares subject to stock options exercisable within 60 days of February 28, 2005, held by Ms. Brier.
(19)	Consists of 20,421shares and 121,816 shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Dunlap.
(20)	Consists of 12,000 shares and 159,941 shares subject to stock options that are exercisable within 60 days of February 28, 2005, held by Mr. Kaczynski.
(21)	Consists of 80,672 shares subject to stock options exercisable within 60 days of February 28, 2005, held by Mr. Williams.
(22)	Includes shares directly and indirectly owned, restricted stock units, and options exercisable within 60 days of February 28, 2005, for executive officers and directors as a group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

Through April 2004, each director on the Company’s Board of Directions received $3,000 per meeting attended by such director, and $750 for participation in telephonic meetings and committee meetings, which fees may be paid, at the election of the director, in nonqualified stock options. John A. Shields, Chairman of the Board, received $5,000 per month as additional compensation for his participation as Chairman of the Board through May 2004. All directors elected to accept options to purchase the Company’s common stock in lieu of the cash payment. Options in lieu of cash payments are granted at 85% of the current market value on the day of the grant, and the shares are fully vested on the grant date. Reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each regular or special meeting of the Board of Directors is available to each non-employee director.

New non-employee members to the Board receive an option grant for 20,000 shares at an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the date of joining the Board as compensation for joining the Board, vesting quarterly over one year.

In March 2004, the Board approved a new compensation arrangement for non-employee board members’ annual grants and compensation for meeting attendance. Under the new arrangement, commencing in May 2004, each non-employee board member will receive an award of 4,000 restricted stock units ("RSUs"), granted under the existing terms of the Wild Oats Markets, Inc. 1996 Equity Incentive Plan, as an annual grant for service on the Board. RSUs are exchanged for an equal number of shares of unrestricted common stock of the Company that the director will own outright. The RSU exchange for common stock occurs on a date that is after the director’s service on the Board ends, such date having been previously selected by the director prior to the first RSU grant. Board members will receive $3,000 for attendance at each board meeting (whether in person or by telephone), and $2,000 for each committee meeting (whether in person or by telephone). The Chairman of the Board receives an annual fee of $30,000. The Audit Committee Chairman receives an annual fee of $10,000. Each director may elect, on an annual basis, to receive meeting compensation and, if applicable, any chairman fees, in cash or in RSUs exchangeable in the future for that number of shares of the Company unrestricted common stock equal to 115% of the cash compensation to which the director was entitled, divided by the closing price of the Company stock on the date of meeting. RSUs issued in lieu of cash compensation vest immediately, while those issued as an annual grant vest over a one-year period. The Company will record compensation expense on each date upon which an RSU is granted equal to the fair market value of stock underlying the RSU on the date granted.

DIRECTOR OPTION AND RSU GRANTS FOR FISCAL 2004

In fiscal 2004, the Company’s directors received the following grants of (i) nonqualified options exercisable for shares of common stock and (ii) RSUs exchangeable for common stock in lieu of cash payments for participation in board and/or committee meetings:

Director
	Options Received	RSUs Received

Stacey J. Bell	2,317	5,519

David M. Chamberlain	2,317	5,519

Brian K. Devine	1,936	5,519

David J. Gallitano	3,403	6,058

Perry D. Odak	-	-

Mark A. Retzloff	1,936	5,519

John A. Shields	16,901	5,519

Ann Marie Austin Stephens**	3,403	4,544

**Ms. Austin Stephens resigned from the Board in February 2005.

For annual director participation on the Board in fiscal 2004, the Compensation Committee approved grants of nonqualified options exercisable for 4,000 shares each of common stock to Dr. Bell, Ms. Austin Stephens and Messrs. Shields, Chamberlain, Devine, Gallitano and Retzloff. In December 2004,The Compensation Committee approved a grant of nonqualified options exercisable for 35,000 shares of common stock to new non-employee director Robert Miller. For participation as Chairman through May 2004, Mr. Shields elected to and received options exercisable for 13,498 shares in lieu of his $60,000 annual Chairman’s fee.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth, for the fiscal year ended January 1, 2005 (which was comprised of a 53 week year instead of the normal 52 weeks), and the two preceding fiscal years, compensation, including salary, bonuses, stock options and certain other compensation, awarded or paid to, or earned by: (i) the current Chief Executive Officer; and (ii) the Company’s four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long-Term Compensation

Name and Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

Perry D. Odak	2004	519,231	-	-	18,267(1)(2)(3)
CEO and President	2003	500,000	-	-	14,838(1)(2)(3)
	2002	500,000	250,000	181,733(4)	8,875(1)(3)

Bruce M. Bowman	2004	290,769	-	15,000(5)	6,860(1)(2)
SVP of Business Development	2003	280,000	-	-	75,458(1)(2)(6)
	2002	280,000	50,000	23,333	105,914(4)(6)

Freya R. Brier	2004	229,615	-	25,000(5)	11,109(1)(2)(7)
SVP of Real Estate and	2003	209,182	-	-	10,851(1)(2)(7)
General Counsel	2002	194,250	500(8)	-	9,367(1)(7)

Edward F. Dunlap	2004	303,461	-	30,000(5)	14,503(1)(2)(7)
Chief Financial Officer and	2003	280,000	-	-	12,633(1)(2)(7)
SVP of Operations	2002	260,000	75,000	23,333	31,404(6)(7)

Stephen P. Kaczynski	2004	272,387	-	20,000(5)	1,404(2)
SVP of Merchandising	2003	250,000	-	-	810(2)
	2002	250,000	500(8)	23,333	-

David B. Clark (9)	2004(10)	311,558	-	40,000(5)	4,758(1)(2)
Former SVP of Operations	2003	159,108	-	-	38,564(2)(7)

____________________

(1)	Includes the matching contribution made by the Company to the Named Executive’s 401(k) account.
(2)	Includes the Company’s payment of the individual’s group life insurance premium.
(3)	Includes the value of the use of a personal vehicle paid for by the Company.
(4)

Includes 1,666 of Mirror Options that became available for exercise as a result of the 2003 resignation of one of the six recipients of Mirror Options. See Employment Agreements - Perry Odak for description of the Mirror Options.

(5)	Includes options granted within fiscal 2004, only.
(6)	Includes relocation reimbursement.
(7)	Includes the matching contribution made by the Company to the Named Executive’s deferred compensation account.
(8)	Gift Certificate awarded by the Company.
(9)	Mr. Clark was employed by the Company from June 2003 through August 2004.
(10)	Includes severance pay in the amount of $115,385.

EXECUTIVE OFFICER OPTION GRANTS FOR FISCAL 2004

Awards of 130,000 stock options were made to the Named Executive Officers in February 2004 in recognition of 2003 performance, vesting monthly over four years.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth for the Named Executive Officers the number and value at January 1, 2005 of unexercised options and options exercised during the fiscal year by the Named Executive Officers:

Name	Number of Shares Acquired on Exercise	Aggregated Value Realized ($) (1)	Number of Unexercised Options at January 1, 2005 Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at January 1, 2005 ($) Exercisable / Unexercisable (2)

Perry D. Odak (3)	0	0	102,954 / 78,779	$ 2,777 / $ 1,263

Bruce M. Bowman	0	0	177,495 / 40,839	$ 98,361 / $ 11,439

Freya R. Brier	0	0	111,928 / 43,693	$ 25,090 / $ 0

Edward F. Dunlap	0	0	109,373 / 63,961	$ 0 / $ 0

Stephen P. Kaczynski	0	0	144,373 / 48,960	$ 51,188 / $ 7,313

____________________

(1)

Based on the difference between the option exercise price and the closing price of the common stock as reported on the NASDAQ Market on the date of the exercise, multiplied by the number of shares to which the exercise relates.

(2)

Based on the closing market value of the common stock as of December 31, 2004, as reported on the NASDAQ Market ($8.81), minus the exercise price, multiplied by the number of shares underlying the option.

(3)	Does not include 58,334 Mirror Options. See Employment Agreements - Perry Odak for description of the Mirror Options.

EMPLOYMENT AGREEMENTS

Perry D. Odak. The Company and Perry D. Odak, the Company’s current Chief Executive Officer and President, entered into an employment agreement, dated March 6, 2001 (the "Employment Agreement"), for a term of five years. In March 2001, pursuant to the Employment Agreement, Mr. Odak exercised his right to purchase from the Company a number of shares of the common stock equal to five percent (5%) of the outstanding shares, on a fully diluted basis, in exchange for a cash payment and the remainder of the purchase price by a full recourse, five-year promissory note. See Management Indebtedness for a discussion of Mr. Odak’s purchase of 1,332,649 shares of common stock. Pursuant to the Employment Agreement and amendments thereto, Mr. Odak receives a base salary of $500,000 per annum. Mr. Odak will have the right to receive a supplemental bonus if the fair market value of the Company’s stock, as measured by the closing price on NASDAQ for the preceding 120 consecutive trading days, shall equal at least $30 per share or a change of control occurs and the fair market value of the stock is at least $20 per share. The amount of this supplemental bonus will be $9.2 million plus an amount equal to interest computed at a rate of 7.5% per annum on a full recourse, five-year promissory note from Mr. Odak to the Company, which has been reflected on our balance sheet in stockholder’s equity as "note receivable, related party". In 2004, the Compensation Committee of the Board of Directors recommended to the Company's Board, which approved in concept, a modification to Mr. Odak's employment agreement to provide for the payment of the existing $9.2 million supplemental bonus in the event of Mr. Odak's death or disability while employed by the Company. Subsequently, the Compensation Committee recommended, and the Board approved in concept a modification to the employment agreement to provide for a payment of a bonus of approximately $1.6 million: (i) in the event Mr. Odak terminates his employment for Good Reason, as defined in his employment agreement; (ii) in the event Mr. Odak is terminated without Cause, as defined in the agreement; or (iii) in the event his employment agreement is not renewed at the end of its initial term in 2006. The Company has acquired an insurance policy for the benefit of the Company to cover Mr. Odak's death or disability in the approximate amount of the supplemental bonus.

The Employment Agreement provides for the automatic issuance of options to acquire such additional number of shares of common stock sufficient to maintain Mr. Odak’s five percent (5%) position in the Company’s outstanding common stock in the event of a capital raising transaction involving the Company’s issuance of additional shares of common stock, and the satisfaction of certain other conditions ("Capital-Raising Option Issuance Conditions"). In August 2002, the Board approved an amendment to the Employment Agreement, pursuant to which up to 70,000 of the stock options Mr. Odak would otherwise receive by satisfaction of the Capital-Raising Option Issuance Conditions could be granted to other employees of the Company designated by Mr. Odak. All Capital-Raising Option Issuance Conditions were satisfied by the September 2002 capital-raising transaction for 4.45 million shares of the Company’s stock and, as a result, options for 164,211 shares were granted to Mr. Odak and 70,000 additional options were granted to executives designated by Mr. Odak. Contemporaneously with the option grants described in the preceding sentence, the Company issued an additional 70,000 options to Mr. Odak (the "Mirror Options"), provided that the Mirror Options are only exercisable as the options granted to the designated executives terminate (as opposed to expire) without exercise. All of the options issued due to the satisfaction of the Capital-Raising Option Issuance Conditions have a 10-year term, a four-year vesting period, and an exercise price equal to the closing price of the Company’s stock on the date the capital-raising transaction was concluded. In 2003, 11,666 Mirror Options awarded to Mr. Odak in 2002 became eligible for exercise by Mr. Odak as a result of the resignation of one option recipient.

The Employment Agreement may be terminated at any time by the Company for cause, as defined. If terminated for cause, the Company shall have no further obligation or liability to Mr. Odak, other than payment of the base amount earned and unpaid at the date of termination and payments or reimbursement of business expenses accrued prior to the date of termination. The Company also may terminate the Employment Agreement other than for cause, including a change in control, as defined by the Employment Agreement, in which event the Company has the continuing obligation to pay Mr. Odak his base salary for 36 months following termination. Additionally, the Company will continue to contribute, for the period during which the base salary is continued, the cost of Mr. Odak’s participation (including his family) in the Company’s group medical and hospitalization insurance plans and group life insurance plan, provided that if Mr. Odak is not entitled to such coverage, the Company will reimburse Mr. Odak for the cost of obtaining such coverage.

In event of Mr. Odak’s death, the Company will pay to his designated beneficiary or, if no beneficiary has been designated by Mr. Odak, to his estate, any earned and unpaid base salary and reimbursement of business expenses accrued prior to the date of death. In the event that Mr. Odak becomes disabled to the extent that he is unable to perform substantially all of his duties and responsibilities for 90 days, the Company may terminate him upon 30 days written notice. Mr. Odak may terminate his employment with the Company for good reason, as defined. A termination by Mr. Odak for Good Reason and in the absence of circumstances that would entitled the Company to terminate Mr. Odak for cause will be treated as a termination by the Company other than for cause and Mr. Odak will retain the same benefits provided for thereunder.

EXECUTIVE SEVERANCE AGREEMENTS

The Company has entered into severance agreements (the "Severance Agreements") with each of the Company’s six executive officers and with Gary Rawlings, Vice President of Marketing. See Employment Agreements - Perry D. Odak for disclosure of the severance provisions of Mr. Odak’s employment agreement. The Severance Agreements provide for certain payments in the event the individual's employment with the Company is terminated by the Company other than for "cause" (as defined in such agreements) or by the individual for "good reason" (as defined in such agreements), in each case within 24 months following a "change in control" (as defined in such agreements) of the Company.

The principle benefits under the Severance Agreements consist of (i) a lump sum severance payment equal to two times (one time in Mr. Rawlings’ agreement) the individual's salary and bonus, (ii) a lump sum payment in lieu of Company contributions that would have been made on the individual's behalf to the Company's savings plan had the individual's employment continued for two additional years (one additional year in Mr. Rawlings’ agreement), (iii) accelerated vesting of all options, (iv) continuation of life, disability, accident and health insurance benefits for a period of two years (one year for Mr. Rawlings) following such termination of employment, and (v) a payment equal to the amount necessary to reimburse the individual for the full effect of any excise tax levied on "excise parachute payments". In the event that the conditions triggering the benefits under the Severance Agreement are satisfied, the individual is subject to certain restrictive covenants relating to non-competition and solicitation of employees, customers or suppliers of the Company for two years following a termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has six equity compensation plans, one of which, the Wild Oats Markets, Inc. 1996 Equity Incentive Plan (the "1996 Plan"), was adopted with the approval of security holders. Under the 1996 Plan, the Company may, from time to time, issue non-qualified stock options and incentive stock options, exercisable for shares of the Common Stock, stock bonuses and rights to purchase restricted Common Stock, to employees and members of the Board of Directors. As of January 1, 2005, 4,650,220 shares of common stock were reserved for issuance under the 1996 Plan, and 524,921 shares were available for grant.

The following table provides certain information concerning Wild Oats Markets, Inc. common stock authorized for issuance under the Company’s six equity compensation plans as of January 1, 2005:

(a)	(b)	(c)
Plan Category
Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)

Equity compensation plans approved by security holders: the 1996 Plan
2,336,266	$10.7193	524,921

Equity compensation plans not approved by security holders (five plans)(3)
664,506	$8.9241	83,952

TOTAL
3,000,772	$10.3218	608,873

______________________

(1)	In dollars per share.
(2)	Excludes securities reflected in column (a) above.
(3)	See Equity Compensation Plan Information - Plans Not Subject to Security Holders Action, for a narrative summary of the material features of the each plan.

Equity Compensation Plans Adopted Without the Approval of Security Holders.

We currently have five equity compensation plans created pursuant to exemptions from the requirement for security holder approval. A sixth individual equity compensation plan was terminated as a result of the executive’s resignation. In October 2001, the Company created the 2001 Non-Officer/Non-Director Stock Option Plan (the "2001 Plan"), under which grants of nonqualified stock options could be made to employees of the Company. Neither executive nor officers are eligible to receive grants of options under the terms of the 2001 Non-Officer/Non-Director Stock Option Plan. The Board determines the vesting schedule and exercise price of options under the 2001 Plan. Under the 2001 Plan, the exercise price of nonqualified stock options cannot be less than 85% of fair market value of the common stock on the grant date. The options expire ten years after grant if not terminated earlier pursuant to the terms of the 2001 Plan. As of January 1, 2005, 486,000 shares of common stock were reserved for issuance under the 2001 Plan, and options for 83,952 shares were available for grant.

In 2001 and 2003, the Company created individual equity incentive plans for the purposes of inducing certain executives to accept employment with the Company. Prior to creation of the individual equity incentive plans, all officer option grants came from the 1996 Plan. In 2001, the Company created individual equity incentive plans as an inducement to accept employment with the Company for three members of the executive team: Bruce Bowman, current Senior Vice President of Business Development; Stephen Kaczynski, Senior Vice President, Sales and Merchandising; and Edward Dunlap, Chief Financial Officer and current Senior Vice President, Operations. In 2003, the Company created two individual equity incentive plans for employment inducement for two members of the executive management team: David Clark, Senior Vice President, Operations and General Manager, Wild Oats Stores, and Gary Rawlings, Vice President of Marketing. Mr. Clark has since left the Company and his plan was terminated. The individual equity incentive plans provide for the grant of nonqualified stock options to the named individual at not less than 85% of the fair market value of the stock on the date of grant. The options expire ten years after grant if not terminated earlier pursuant to the terms of the plans. The options are priced in an amount equal to the sale price at the close of business on the day of the grant as reported by NASDAQ National Market. All individual equity incentive plans but one provide for vesting over four years, with one quarter of the plan options vesting at the conclusion of one year, and 6.25% of the plan options vesting at the conclusion of each quarter thereafter. The Bruce Bowman Equity Incentive Plan provides for equal monthly vesting over a four-year period. The number of shares reserved for issuance are as follows: Bruce Bowman Equity Incentive Plan, 180,000 shares; Stephen Kaczynski Equity Incentive Plan, 50,000 shares; Edward Dunlap Equity Incentive Plan, 120,000 shares; and Gary Rawlings Equity Incentive Plan, 40,000 shares. All options available for grant under the individual plans have been granted.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

The Compensation Committee (the "Committee") is currently comprised of three non-employee directors: David Chamberlain, David Gallitano and Stacey Bell. The Committee is responsible for setting the policies that govern executive compensation, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance and compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company, based upon a variety of factors, including the achievement of corporate goals, individual performance and comparisons with other independent grocers and retail companies.

The policies of the Company with respect to compensation of executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, in the past the Committee adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options, to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In 2001, the Committee shifted the weight of compensation established for newly hired and retained executives to base salaries at the mid point for salaries of comparable executives. In general for fiscal 2004, the salaries, bonuses and stock option awards of executive officers were linked to the Company’s achievement of corporate performance criteria with respect to public company matters and Company growth, as well as individual performance goals. The Board awarded no cash bonuses to executive officers for 2004 performance. In 2005, the Board made merit grants of 60,000 stock options to executive officers for 2004 performance.

BASE SALARY

The base salaries for all but one of the executive officers of the Company were established at or above the mid-point of the range for similarly sized companies, based on sales revenues, included in the compensation surveys considered by the Committee. The surveys used to review base salaries include industry surveys prepared by retail trade organizations in the grocery industry, salary data publishing services, regional compensation surveys for Colorado, where the Company’s headquarters are located and its executives perform their duties, and surveys of compensation levels disclosed in comparable companies’ proxy disclosures on management compensation. In establishing such salaries, the Committee also considers each officer’s level of industry experience, individual achievement and overall contribution to the achievement of corporate objectives or, for newly hired executives, the overall importance of such executives’ positions to the achievement of short- and long-term goals of the Company.

BONUSES

The Company has established formal bonus programs for employees at store level and at the Company’s corporate offices. Executives are eligible to participate in the Company’s corporate office bonus program. Under that program, bonuses, up to certain percentages of base salary based upon the job level of the employee, are payable if the Company hits certain financial targets established by the Board of Directors and an additional portion of bonus is awardable upon the achievement by the employee of specific individual performance goals. No bonuses were paid to executives or other corporate office employees in 2004 under this plan.

STOCK OPTION GRANTS

The 1996 Plan was established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made to executive, managerial-level and other eligible employees. The Compensation Committee reviews and approves management recommendations regarding stock option grants on a quarterly basis. The Committee continues to view the award of stock options as a valuable tool for long-term retention of executives and alignment of executives with shareholder interests. In awarding stock options, the Board considers individual performance and overall contribution to the Company and also considers the number of unvested stock options held by the executive in comparison to other executives and the total number of stock options available to be awarded under the Plan. The Committee also considers the stock option practices of comparable companies. In 2004, an aggregate number of 345,125 stock options were granted to employees.

DEFERRED COMPENSATION PLAN

The Company maintains a nonqualified Deferred Compensation Plan for executive officers and senior-level employees. Eligible employees may contribute a portion of base salary or bonuses to the plan annually. The DCP provides for additional matching contributions by the Company in an amount determined by the Company prior to the end of each plan year. The plan was implemented to provide executives and senior-level employees with the opportunity to make contributions to a retirement plan where the limitations imposed by the Internal Revenue Code ("Code") Section 401(m), governing the maximum contribution that may be made to a retirement plan such as a 401(k) plan based upon the average contribution made, would not apply. The Deferred Compensation Plan is not deemed to be a defined benefit plan, and the funds contributed by executives and senior-level employees are considered to be general funds of the Company and are not segregated. On December 31, 2004, in response to the American Jobs Creation Act of 2004 (the "Act"), which mandated modifications to Treasury regulations applicable to deferred compensation, the Company froze the then-existing DCP participants’ accounts, and created new participants’ accounts, effective January 1, 2005. The Company anticipates implementing a new DCP in compliance with the new rules promulgated under the Act once such rules are issued.

CEO COMPENSATION

Perry Odak joined the Company as its Chief Executive Officer and President in March 2001. Mr. Odak’s compensation is set at $500,000 per year pursuant to the terms of his employment contract, as described above. Mr. Odak’s annual base salary may be increased at the Committee’s discretion based on an annual review. There has been no change in Mr. Odak’s salary since the commencement of his employment in 2001. Mr. Odak also is entitled to certain additional incentive compensation for each fiscal year during the term of his employment agreement, based on his meeting performance criteria established by the Board of Directors. The amount of additional incentive compensation is to be determined by a review of Mr. Odak’s achievement of certain performance goals in accordance with a bonus or short-term incentive compensation program established by the Board for Mr. Odak or all senior executives.

Mr. Odak’s initial salary level set forth in the Employment Agreement was the result of negotiations between Mr. Odak and the Committee, which were approved by the Board, taking into consideration the Company’s need for an experienced and proven executive who could reverse the Company’s declining results of operations, as well as Mr. Odak’s experience, past salary levels and applicable expertise to the challenges being faced by the Company. The Committee also considered formal salary surveys for the chief executive officers and recommendations of executive recruiters hired by the Company to assist in identifying and placing a qualified and experienced CEO. The Committee considered the relationship of the Company’s past financial and operating performance and the challenges it faced to Mr. Odak’s compensation and found his compensation to be appropriate, and did not award a bonus to Mr. Odak in 2004.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Code limits the Company to a deduction for Federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options granted pursuant to the Company’s Equity Incentive Plan are intended to satisfy the requirements for the "performance-based compensation" exemption. As a result and at the present time, the Board does not believe that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. The Board has not yet established a policy for determining whether forms of incentive compensation, other than stock options, awarded to its Named Executive Officers will be designed to qualify as "performance-based compensation." The Board will continue to evaluate the effects of the statute and to comply with Code section 162(m) in the future to the extent consistent with the best interests of the Company.

2004 COMPENSATION COMMITTEE

David M. Chamberlain, Chairman

David J. Gallitano

Stacey J. Bell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chamberlain and Gallitano and Dr. Bell currently serve as members of the Compensation Committee. The entire Board of Directors determines the compensation of members of the Compensation Committee.

PERFORMANCE CHART

The following graph sets forth the stock price performance of the Company’s common stock for the period beginning December 31, 1999 and ending December 31, 2004 as contrasted with the NASDAQ Stock Market-US Index and two indices: the S&P 500 and the S&P Food Retail Index. The graph assumes $100 was invested at the beginning of the period and any dividends paid during the period were reinvested.

The Company believes that the NASDAQ (US) Index provides a more representative major market index than the S&P 500, and intends to use the NASDAQ (US) Index for major market index comparison in the future. The Company disclosed its intent last year to discontinue use of the Russell 2000 Index and commence use of the S&P Food Retail Index, which the Company believes to be more representative for industry stock performance comparison purposes.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Freya R. Brier
Senior Vice President and Corporate Secretary
Boulder, Colorado

March 31, 2005

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 17, 2005

2:00 p.m.

Hotel Boulderado

2115 13th Street

Boulder, Colorado

3375 Mitchell Lane, Boulder CO 80301

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on this proxy.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint BOB MILLER and FREYA R. BRIER ("Named Proxies"), and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

WILD OATS MARKETS, INC.

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 (noon) (CT) on May 16, 2005.
  Please have your proxy card and the last four digits of your Social Security Number available.
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/oats/ – QUICK *** EASY *** IMMEDIATE

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on May 16, 2005.
  Please have your proxy card and the last four digits of your Social Security Number available.
  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to

Wild Oats Markets, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:	01 David Gallitano	[ ] Vote FOR nominee	[ ] Vote WITHHELD from nominee

2. Ratification of the selection of Ernst & Young, LLP as independent auditors for the Company for its fiscal year ending December 31, 2005.	[ ] For	[ ] Against	[ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box [  ]   Indicate changes below: Dated: , 2005.

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.